EXHIBIT 99A.1

COMBINED STATEMENTS OF OPERATIONS      U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

					    Quarter Ended
					      March 31,          %
In millions                                1996       1995    Change
- - ------------------------------------------------ ---------- ---------
OPERATING REVENUES
 Local service                            $1,145     $1,050      9.0
 Interstate access service                   622        589      5.6
 Intrastate access service                   190        188      1.1
 Long-distance network services              290        299     (3.0)
 Other services                              218        192     13.5
					  ---------- ----------
Total operating revenues                   2,465      2,318      6.3
					  ---------- ----------

OPERATING EXPENSES
 Employee-related expenses                   867        813      6.6
 Other operating expenses                    388        349     11.2
 Taxes other than income taxes                97        106     (8.5)
 Depreciation and amortization               517        499      3.6
					  ---------- ----------
Total operating expenses                   1,869      1,767      5.8
					  ---------- ----------

Income from operations                       596        551      8.2

Interest expense                             111        101      9.9
Gain on sales of rural telephone
  exchanges                                   -          63       -
Other expense - net                           16         13     23.1
					  ---------- ----------
Income before income taxes and
  cumulative effect of change in
  accounting principle                       469        500     (6.2)
Provision for income taxes                   175        185     (5.4)
					  ---------- ----------
Income before cumulative effect
  of change in accounting principle          294        315     (6.7)

Cumulative effect of change in
  accounting principle - net of tax           34         -        -
					  ---------- ----------
NET INCOME                                  $328       $315      4.1
					  ========== ==========

COMBINED STATEMENTS OF OPERATIONS       U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

					    Quarter Ended
In millions, except                           March 31,          %
per share amounts                          1996       1995    Change
- - ------------------------------------------------ ---------- ---------
Average common shares
   outstanding (#1)                        475.1      468.6      1.4
					  ========== ==========

Earnings per common share: (#1)<F1>
Income before cumulative effect
  of change in accounting principle        $0.62      $0.67     (7.5)
Cumulative effect of change in
  accounting principle                      0.07         -        -
					  ---------- ----------
Earnings per common share                  $0.69      $0.67      3.0
					  ========== ==========

Normalized income:
Reported net income                         $328       $315      4.1
Adjustments to normalize net income:
 Cumulative effect of accounting
  change - net of tax                        (34)        -        -
 Current year impact of accounting
  change - net of tax                         (5)        -        -
 Rural exchange sales                         -         (39)      -
					  ---------- ----------
Normalized income                           $289       $276      4.7
					  ========== ==========

Normalized earnings per common share:
Reported net income                        $0.69      $0.67      3.0
Adjustments to normalize net income:
 Cumulative effect of accounting
  change - net of tax                      (0.07)        -        -
 Current year impact of accounting
  change - net of tax                      (0.01)        -        -
 Rural exchange sales                         -       (0.08)      -
					  ---------- ----------
Normalized earnings per common share       $0.61      $0.59      3.4
					  ========== ==========

<F1>
#1: Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.